Gold Mineralization Trends Defined North, South and South East of Magambazi Hill by Handeni Gold's first phase drill results

Vancouver, British Columbia, May 31, 2012 -- Handeni Gold Inc. (the "Company" or "Handeni Gold") (OTCBB: HNDI) is pleased to announce the final first phase drill results on its Magambazi East project which is located on its 800 km2 Handeni property located in the United Republic of Tanzania (Fig. 1).

28 diamond core holes (5347 meters) were drilled on the Magambazi East and related targets (Fig. 1). 20 of these holes (4228 m or 79.1% of the total 5347 meters of drilling) were drilled on the main geophysical and geochemical anomaly considered to be an extension of the main Magambazi Hill mineralization zone. A single hole (MZD 28; 159 m or 3.0%) was drilled on a potential mineralization zone north of the main Magambazi mineralization trend and one hole (MZD 25; 201 m or 3.8%) was drilled on a potential mineralization zone south of the main mineralization zone (Figs. 1 and 2). Both these zones were delineated by ground geophysics and soil geochemistry producing well defined drill targets (Fig.2). Six holes (MZD 05, MZD 12, MZD 13, MZD 15, MZD 26 and MZD 27 totalling 445 m or 14.2%) were drilled on targets potentially related to the Magambazi Hill mineralization zones by faulting and / or folding (Fig. 2).

391626/9366393
PL6743
MZD_28
MZD_08
MZD_24
MZD_05 / 15
MZD_23
MZD_18
MZD_01/14/16
MZD_26
MZD_27
MZD_21
MZD_04
MZD_03
MZD_19
MZD_02/ 22
MZD_17 / 20
MZD_11
MZD_10
MZD_13
MZD_12
MZD_25
MZD_06/ 07/ 09
CANACO
PML'S
500m
393899/9363596

Fig. 1: Drill hole positions for the 28 drilled Magambazi core drill holes. Holes for which Au assay results have been reported in previous news releases are represented as red stars, holes for which assay results are incorporated in this news release are indicated as black stars.

The Magambazi East Main Zone.
As previously reported elevated gold values were intersected in 8 out of the 10 holes reported on the main zone (MZD 01, MZD 02, MZD 03, MZD 04, MZD 06, MZD 07, MZD 09 and MZD 10) with values in MZD 01 of 4.2 g/t over 5 meters, MZD 04 with 10.8 g/t over 1 meter, MZD 06 with 2.62 g/t over 1 meter and MZD 10 with 1.60 g/t over 1 meter representing the best intersections. The highest sample value encountered was 24.7 g/t over 0.5 meters in MZD 01.

Of the additional 10 holes drilled on the main zone, one was abandoned (MZD 19) due to bad drilling conditions. Six of the remaining nine holes intersected gold values of 0.46 g/t or higher over intervals of more than one metre (Table 1) with the highest value 1.24g/t over 1m.

Based on the above results the Magambazi East mineralization zone define a NW-SE trend over approximately 500m. Mineralization along this zone is structurally controlled with an erratic spacing of mineralized shoots interpreted to be plunging at a steep angle in a NW direction along the flanks of a NW plunging synclinal structure.

391626/9366393
PL6743
MZD_28
MZD_05 / 15
CANACO
PML'S
CHARGEABILITY ANOMALIES
MZD_26
MZD_27
PDP Line
THRUSTS
FAULTS
MZD_12
MZD_13
MZD_25
500m
393899/9363596

Fig. 2: Interpretation of the geology in the vicinity of Magambazi Hill based on a combination of ground magnetics and Induced Polarization. Note the drill positions away from Magambazi Hill on selected geophysical targets.

The northern zone.

A single hole (MZD 28) was drilled on a NW-SE trending geophysical and geochemical target with a potential strike distance of 330 m (Fig. 1 and Table 1) on the northern slopes of Magambazi hill. Three discrete Au enriched zones were intersected with values of 3.75g/t, 1.57 g/t and 1.56 g/t all over 1m intervals.

The southern zone.

Hole MZD 25 was drilled to evaluate an E-W trending geophysical and geochemical anomaly to the south of Magambazi Hil (Fig. 1). Four distinct gold mineralized zones were intersected with best values of 0.5g/t over 4 m (including 1.31 g/t over 1 m) and 0.68 g/t over 2 m (Table 1). Based on the geophysical evidence and the drill results this zone has a strike distance of approximately 450 m in an E-W direction.

Table 1: Table summarizing the best intersections on the Main Zone, North eastern Zone and South western Zone of the Magambazi East project.

Results of other Magambazi East drill targets.

14% of the total meters drilled was dedicated to investigate targets potentially related to the Magambazi East mineralization but separated by faulting, thrusting and/or folding. A simplified interpretation of the geology is presented in Fig. 2. Although potential gold bearing garnet amphibolite were intersected in these holes as well as zones with significant amounts of sulphide and trace amounts of gold, none of these targets produced gold values above 0.2g/t.

Summary.

The drilling program on the Magambazi East targets achieved the following:

a)     A gold enriched mineralization zone extends for a distance of approximately 500m to the south east of the Magambazi Hill mineralization as defined by Canaco Resources. Gold mineralization along the zone is related to a folded sequence of garnet amphibolite and consists of free gold closely related to quartz veins as well as gold related to sulphides within this zone. The mineralization is structurally complex and is most likely part of a synclinal structure plunging to the north west with higher grade gold zones confined to the fold axis of steeply northwest plunging secondary fold structures on the limbs of the syncline. The repetition distances of these structures are unpredictable based on the current results and drill spacing and an intensive and directed drilling program will be needed to investigate their economic potential. The best intersection achieved on the main zone was 4.2 g/t over 5m.

b)     A mineralization zone to the north of the main zone (the North eastern Zone in Table 1) shows gold potential. The strike distance of this zone on the Handeni Gold property is approximately 330m. Three mineralized intersections were obtained. The zone may be interpreted as refolded main zone on the north eastern flank of the syncline or a "lower amphibolite zone" at a lower level of the main Magambazi synclinal structure. The most promising intersection on this zone was 3.75 g/t over 1m.

c)     A mineralization zone with a strike distance of approximately 450 m to the south of the main zone (the South western Zone in Table 1) was intersected. The geological interpretation is the same as for the North eastern zone. Four mineralized intersections were obtained in this zone of which 1.31 g/t over 1 m was the maximum value obtained.

Evaluation of the economic potential of the three mineralization zones will only be possible with closely spaced directional drilling to follow out the mineralization. Handeni Gold will continue its evaluation of the Magambazi East project based on a detailed interpretation of the available drill core and an intensive program of close spaced ground geophysics. The project will finally be ranked against 15 other already identified targets (the decision to continue drilling on its Kwandege project has already been taken) before a decision on a possible continuation of the drilling program on Magambazi East will be taken.

Intercepts are reported as drilling widths due to extreme folding of layers. More drilling will be needed to confirm true widths. For the holes reported for this phase of the assay program sampling was conducted along 1 meter continuous intervals of the core.

Splitting of samples (core saw) is conducted on site for each project and all samples submitted with QA and QC checks (approximately in the following variable sequence): Standard, 9 Samples, Blank, 1 Sample, Duplicate, 7 Samples, Standard. External laboratory checks are also conducted. Half core samples are retained on site. Samples were assayed at the SGS Laboratory in Mwanza, Tanzania by 50g gold fire assay. Samples are also submitted to ALS Chemex, Mwanza from where a < 75µm split of the pulverized material is sent to ALS Chemex in Johannesburg for analyses by fire assay and ICP-AES.

The drilling, sampling and quality assurance/quality control programs were overseen by a team consisting of Reyno Scheepers Pr. Sci. Nat., Ph.D. (CEO and a Qualified Person as designated by NI43-101), Bernard McDonald M.Sc. (Expl. Geol., VP Exploration) and George Rwekiti (M.Sc., Exploration Manager). SRK Consulting is externally monitoring the program.

This news release has been reviewed by Reyno Scheepers Pr. Sci. Nat., Ph.D. (CEO and a Qualified Person as designated by NI43-101).

For further information please contact:

Handeni Gold Inc.

Mr. Bob Dynes (Investor relations manager):

Tel:              +1.604.642.6165
Mobile:             +1.778.881.6165
Email:  rdynes@handenigold.com / info@handenigold.com

About Handeni Gold Inc.

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.handenigoldltd.com.

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